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                                                                     EXHIBIT 4.6

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), entered into March 31, 2000, is by and between Panoramic Care Systems, Inc., a Delaware corporation (the "COMPANY"), and Don Muir ("EMPLOYEE").

     WHEREAS, Employee is presently employed by the Company and the Company and Employee desire to set forth in this agreement the terms of his employment as presently agreed upon.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

     1.  EMPLOYMENT. The Company hereby employs Employee as Executive
Vice President of the Company to devote his full professional time and effort to the business of the Company, and Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are assigned to him from time to time by the board of directors of the Company or by the Chief Executive Officer.

     2. FULL-TIME BEST EFFORTS. Employee shall devote his full and exclusive professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder.

     3. TERM OF EMPLOYMENT. Employee's term of employment hereunder shall be for two years beginning June 1, 2000, and ending May 31, 2002, unless earlier terminated pursuant to Section 7 below. The Agreement shall be renewed for additional one year terms on each anniversary unless the Company or the Employee gives notice of its or his intention not to review the Agreement sixty (60) days preceding the renewal date.

     4. COMPENSATION. During the term of Employee's employment, the Company shall pay Employee an annual base salary of $133,500 (such annual salary, as it may be increased from time to time, is referred to herein as the "BASE SALARY"), payable in accordance with the Company's payroll practices. The Employee shall have the opportunity to earn a bonus of up to 50% of his annual salary each calendar year upon achieving milestones, completion of tasks and satisfying financial performance criteria established by the Board of Directors in a writing delivered to Employee within the first month of each calendar year.

     5. BENEFITS. Employee shall be entitled to receive all benefits (such as medical and dental insurance, paid vacation and sick pay) generally available from time to time to other employees of the Company. Upon presentation of appropriate documentation and consistent with the policies and procedures of the Company, Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder. Additionally, Employee shall be reimbursed for his reasonable expenses of relocation to Colorado or St Louis, MO, including moving expenses and temporary living expenses, subject




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to approval as to reasonableness by the Board of Directors or Chief Executive
Officer of the Company.

     6. COMMON STOCK OWNERSHIP - RESTRICTIONS ON SALE. In connection with the Employee's acceptance of employment by the Company, he has acquired 500,000 shares of the Company's common stock (the "Shares") from a founding shareholder. The Employee acknowledges that if he were to sell such shares this might have an adverse effect upon the market price of the Company's stock and he has therefore agreed that the Shares may not be sold by him into the public market or otherwise, except that the restriction on the sale of his shares shall expire as to one-half of the Shares on June 1, 2001, and the restriction on the sale of the remainder of the Shares shall expire on June 1, 2002. The Employee acknowledges that the Shares are also subject to restrictions on their sale in the public market because they were not registered under the Securities Act of 1933 (the "Act") when they were acquired from an affiliate of the Company in a private transaction. The Shares are therefore restricted securities, as that term is defined in Rule 144, and may be sold or transferred only if registered under the Act or in a transaction that is exempt from such registration under the Act.

     7.     TERMINATION.

            (a) The Company may terminate Employee's employment hereunder at any time for Cause (as hereinafter defined) effective immediately upon written notice to Employee. Such notice shall specify that a termination is being made for Cause and shall state the basis therefor. In such event, Employee shall have and shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination. For purposes of this Agreement, termination for "CAUSE" shall be defined as termination because of:

                          (i)     The continued failure by Employee to
                     substantially perform his duties hereunder for a period of fifteen days after the Board of Directors or Chief Executive Officer of the Company has made a second written demand for performance that specifically identifies the manner in which he believes that Employee has not substantially performed his duties, such second demand to follow at least 15 days after a first written demand for performance.

                          (ii) The commission by Employee of a willful act of dishonesty or misconduct that is injurious to the Company (or any subsidiary or affiliate) or gross negligence in the performance of his duties.

                          (iii) A conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

                          (iv) Employee's engagement in conduct constituting "cause" under applicable law.

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          A termination for Cause (which shall be in the sole discretion of the
Company) must be made, if at all, within ninety days after the Company learns of the latest such event that entitles the Company to terminate Employee's employment hereunder.

          (b) Company may terminate Employee's employment at any time without Cause. If the Company terminates Employee without Cause at any time, Employee shall be entitled to receive from the Company his Base Salary until January 31, 2002, on the same terms as if his employment had not been terminated, but Employee shall not be entitled to receive any other payments, rights or benefits from the Company.

          (c) Subject to the provisions of Sections 9,10 and 11 below, Employee may resign from employment with the Company at any time.

          (d) This Agreement shall terminate immediately upon the death of Employee or if Employee is unable to perform his duties hereunder by reason of illness, injury or incapacity for ninety consecutive days (during which time the ill, injured or otherwise incapacitated Employee shall continue to be compensated as provided herein).

          (e) In the event of termination of his employment under either paragraph (c) or (d) of this Section 7, Employee or his personal representative or heirs shall be entitled to receive any benefits provided under any benefit or similar plan or policy adopted by the Company or Panoramic and applicable to Employee, but Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination.

     8. INVENTIONS AND PATENTS. Employee agrees that all reasonably patentable inventions, innovations or improvements in the Company's products or methods of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him while he is employed by the Company belong to the Company, but may be used by Employee at any time during the term hereof (so long as such use is not in violation of any non-compete agreement between the Company and Employee) without compensation to the Company. Employee will promptly disclose such inventions, innovations or improvements to the other officers of he Company.

     9. PROPERTY OF THE COMPANY. All books, documents, lists and records pertaining to the Company's business (collectively the "RECORDS"), whether the Records are written, typed, printed, contained on microfilm, computer disc or on tape, or are set forth in some other medium of expression, are the sole and exclusive property of the Company. Upon the termination of Employee's employment with the Company, Employee shall promptly return to the Company all Records and copies thereof that are in Employee's possession or that Employee has removed from the Company's premises.

     10.   COVENANT NOT TO COMPETE. Employee agrees that for a period of three
(3) years after the termination of his employment with the Company, he will not, without the prior written consent of the Board of Directors or Chief Executive Officer of the Company, either individually, or in partnership or jointly or in conjunction with any person, firm, corporation or any other entity as principal, agent, employee or shareholder, or in any other manner whatsoever, directly or indirectly (i) engage in, invest in (other that the ownership of less than 1% of the securities of any

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publicly traded company), become associated with, accept employment with
(except for any employment with the Company), serve as a consultant to, or accept compensation from, any person, firm or corporation (including any new business started by Employee alone or with others) whose products and/or services compete with those offered by the Company or any subsidiary or affiliate (each such subsidiary and affiliate shall be included within the term "Company" for purposes of this Section 10 and Section 11), anywhere within a 100-mile radius of Denver, Colorado, St. Louis, Missouri, or a 100-mile radius of any other city served by the Company (the "TERRITORY"); (ii) contact or solicit (directly or indirectly) any past customers (beginning 12 months prior to the Closing Date) or current customer of the Company, for the purpose of diverting any existing or future business of such customers to a competing source; (iii) contact or solicit (directly or indirectly) or hire any employees of, or vendors to, the Company, for the purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with the Company; or (iv) willfully make any public statement or perform or do any other act that disparages or is prejudicial or injurious to the reputation or goodwill, or otherwise interfere with the business, of the Company.

     11. CONFIDENTIALITY. Employee acknowledges that by virtue of, among other things, his employment with the Company, he is in possession of and will come into possession of certain confidential and proprietary information relating to the business and operations of the Company. Employee agrees that he will not, at any time during the term hereof or thereafter, (A) disclose any trade secret, know-how or confidential information of the business of the Company (including, but not limited to, cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, information concerning pending or contemplated acquisitions or expansion plans of the Company or the existence of negotiations concerning the same, and similar non-public information relating to the Company's internal operations, business, plans, policies or practices), to any person other than an employee of the Company, or (B) use or permit the use of any of the Company's trade secrets, know-how or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company; provided, however, that the trade secrets, know-how and confidential information referenced in the foregoing provision shall not include any information or knowledge that: (i) is already generally publicly known or that subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Employee or (ii) is lawfully required to be disclosed by any governmental agency or applicable law. Employee further covenants and agrees that at all times during the term hereof and at all times thereafter Employee will hold all of the foregoing information, trade secrets and know-how in secrecy as trustee or custodian for the Company for the exclusive benefit of the Company, and will faithfully do everything in his power to assist the Company in holding in secrecy the foregoing. The trade secrets, know-how and the confidential information of the Company relate to the conduct of the Company's business, are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets, know-how and confidential information of the Company constitutes a proprietary right that the Company is entitled to protect and that the disclosure, or improper use, of the trade secrets, know-how or the confidential information of the Company by Employee will cause irreparable harm to the Company.

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     12.     MISCELLANEOUS.

             (a) For purposes of this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, two days after deposit in the mail if mailed by certified mail, return receipt requested, or when received if delivered via Federal Express or similar overnight courier service, or by facsimile. Notices to the Company shall be given to the Company's Secretary, addressed to the Company's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.

             (b) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral, including, without limitation, the letter from the Company of the Employee dated January 17, 2000, and that certain Share Transfer Agreement on the Trust Deed dated March 14, 2000. This Agreement may be amended only by a writing signed by both parties hereto. Each party represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

             (c) This Agreement shall be binding upon, and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

             (d) No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the person or party against whom it is charged.

             (e) The parties hereto have endeavored to limit Employee's rights to compete to the extent necessary to protect the Company and any subsidiary or affiliate from unfair competition in connection with the transactions contemplated by the Purchase Agreement; however, they recognize that reasonable people may differ in making such determinations. Therefore, if a determination is made that any temporal, territorial or activity-related restriction on competition contained in this Agreement is to broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Company and Employee hereby covenant and agree that they will promptly amend this Agreement to the extent necessary and legally enforceable to accomplish the intent of such parties in the provision hereof rendered unenforceable. Subject to the terms of this section 12, if any provision of this Agreement is deemed invalid or unenforceable by a court of law, such provision shall be considered to be automatically deleted from this Agreement. Any such deletion shall apply only to that portion of any provision so adjudicated, and the operation of such provision shall only be deemed inapplicable in the particular jurisdiction in which the adjudication is made.

             (f) If either party shall commence any action or proceeding against the other in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

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          (g)  This Agreement shall be subject to and governed by the laws of the State of Colorado.

          (h) Employee acknowledges and agrees that the provisions of Sections 9, 10, and 11 of this Agreement are a reasonable and necessary protection of the immediate and substantial interests of the Company or any subsidiary or affiliate, that any violation of these restrictions would cause substantial injury to the Company or any subsidiary and affiliate, and this Agreement without the additional consideration offered by Employee in binding himself to such provisions of this Agreement. In the event of a breach or threatened breach by Employee of the provisions of Sections 9, 10, or 11 of his Agreement, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining Employee from such breach or threatened breach; provided, however, that nothing herein contained shall be construed to preclude the Company from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

          (i) Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

          (j) This Agreement is personal to Employee, and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company shall have the right to assign this Agreement to an affiliate of he Company.

          (k) Unless the context of this Agreement clearly requires otherwise, reference to one gender includes all genders.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the first date mentioned above.



EMPLOYEE                           COMPANY

Don Muir                           By: Jill S. Flateland
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Don Muir                           Name: Panoramic Air Systems, Inc.
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                                   Its: Chairman
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